Exhibit 99.1

FIRST AMENDMENT TO THE PROMISSORY NOTE ISSUED ON MARCH 31, 2021

THIS FIRST AMENDMENT to the Note (as defined below) (the “Amendment”) is entered into on April 1, 2022, but made effective as of March 31, 2022, by and between RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”), and EMA Financial, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated March 31, 2021, pursuant to which the Company issued to Holder a promissory note on even date in the original principal amount of $112,500.00 (as amended from time to time, the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Maturity Date (as defined in the Note) of the Note shall be extended to July 31, 2022.

2. The reference to “first twelve months of interest (equal to $11,250.00)” in the first paragraph of page 1 of the Note shall be replaced with “first sixteen months of interest (equal to $15,000.00)”.

3. The reference to “state courts located in New York, NY or federal courts located in New York, NY” in Section 4.6 of the Note shall be replaced with “Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware”.

4. This Amendment shall be governed by Section 4.6 of the Note (as amended).

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RespireRx Pharmaceuticals Inc.		EMA Financial, LLC

By:	/s/ Jeff Eliot Margolis	By:	/s/ Felicia Preston
Name:	Jeff Margolis	Name:	Felicia Preston
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	Title:	Director

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